EXHIBIT 10.35

                              CONSULTING AGREEMENT
                              --------------------

         CONSULTING AGREEMENT dated as of the 7th day of February, 2000 by and between Advanced Viral Research Corp., a Delaware corporation, with offices located at 200 Corporate Boulevard South, Suite 4, Yonkers, New York 10701 (the "Company") and Harbor View Group, Inc., a New York corporation, with offices located at One Old Country Road, Carle Place, New York 11514 (the "Consultant").

                                    PREAMBLE:
                                    ---------

         A. Heretofore, Consultant has provided valuable services to the Company in connection with the Company's search for a chief financial officer ("CFO") and provided assistance to the Company in connection with its ultimate engagement of Alan Gallantar as CFO.

         B. Consultant has considerable experience in corporate structuring, financial transactions, financial public relations, corporate governance and shareholder relations, which such experience it is willing to make available to the Company.

         C. The Company desires to retain Consultant to provide the services referred to in Paragraph B above, to provide additional advisory services as requested, and to compensate Consultant for its prior contribution to the Company as described in Paragraph A above.

         NOW, THEREFORE, in consideration of the promises and commitments set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:


1. Term of Agreement. This Agreement shall commence as of the date hereof and shall continue until December 31, 2000, unless sooner terminated in accordance with the provisions of this Agreement.

2. Responsibilities of Consultant. Subject to the terms and conditions hereinafter set forth, the Company hereby retains Consultant and Consultant hereby agrees, to use its expertise to render assistance to the Company in connection with the matters referred to in Preamble paragraphs A and B hereof. Consultant shall devote such time as it deems necessary and required to carry out its duties in assisting the Company hereunder. Consultant shall not have authority to execute any agreements or make any commitments on behalf of the Company, but Consultant may advise others that it is engaged as a consultant for the Company. Consultant shall not be an employee or agent of the Company; all services will be rendered as an independent contractor. Consultant shall act in good faith to carry forward the reputation of the Company and shall take no action which would jeopardize the Company from doing business anywhere in the world.


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3. Compensation. As full compensation for its services hereunder Consultant shall receive the following compensation: (a) a warrant to purchase 1,750,000 shares of the Company's Common Stock, par value $.00001 per share, at an exercise price of $.21 per share, and (b) a warrant to purchase 1,750,000 shares of the Company's Common Stock, par value $.00001 per share, at an exercise price of $.26 per share. The warrants shall be exercisable in whole or in part at any time and from time to time prior to 5:00 p.m. Eastern Standard Time on February 28, 2005, and shall otherwise contain substantially the same terms and conditions as are set forth in the exhibit attached hereto as Exhibit A. Except as otherwise agreed to in writing, the Company shall not be responsible to reimburse Consultant for any out-of-pocket expenses incurred by Consultant in connection with the performance of its duties hereunder.

         It is specifically understood that Consultant shall have the right to engage experienced people or entities in the financial community to assist it in the performance of its duties hereunder provided that such persons or entities enjoy favorable reputations in the financial and business community and are otherwise acceptable to the Company. Any compensation earned by such persons or entities shall be the responsibility of Consultant, who shall have the right to assign part of its warrant interest herein thereto, subject to all of the terms and conditions of this Agreement.

         The warrants granted hereunder shall otherwise be non-transferable provided, however, that Consultant shall have the right to transfer all or any part of the warrants to any principal of Consultant, to the spouse or child of any principal of Consultant or to any trust for the benefit of any of the aforesaid persons if the provisions of such trust are permissive thereof. Any such transfer shall be subject to the provisions of this Agreement and have the terms of the warrants.

         Consultant represents that it is an Accredited Investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933.

4.       Transaction.
         -----------

         4.1 The Company shall have the absolute right, in the exercise of its sole discretion, to accept or reject any proposal for investment brought to it by Consultant. If, and at such time as, the Company shall enter into and consummate a transaction with one or more private investors (other than those security holders of the Company as of the date hereof), the Company will pay Consultant a fee which shall be negotiated in good faith based upon the size and terms of the investment secured by Consultant.

         4.2 If, during the term of this Agreement, Consultant introduces a prospective investor to the Company and the Company consummates a transaction with such investor during the term of this Agreement or within one year thereafter, Consultant shall be entitled to compensation as referred to in this Paragraph 4.

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5.       Property Rights of Parties.
         --------------------------

         5.1. Consultant shall not disclose any trade secrets of the Company, directly or indirectly, nor use them in any way either during the term of this Agreement or at any time thereafter except as required in the course of its consulting. All files, records, documents, drawings, specifications, equipment and similar items relating to the business of the Company, whether or not prepared by Consultant, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances, except in pursuit of the trade and business of the Company and as approved in writing in advance by a senior officer of the Company.

         5.2. On the termination of this Agreement or whenever requested by the Company, Consultant shall immediately deliver to the Company all property in Consultant's possession or under Consultant's control belonging to the Company, including, but not limited to, all accounting records, computer terminals and tapes, disks, or other data storage mechanisms, accounting machines, and all office furniture and fixtures, supplies and other personal property in the possession or under the control of Consultant, in good condition, ordinary wear and tear excepted, and including, without limitation, all correspondence files, research data, and patent information or data, of every sort.

         5.3. Consultant does not claim any rights or interests in and to trade secrets, formulas, devices, inventions, processes, patents, applications, continuations, copyrights, trademarks, compilations of information, records, specifications, rights, interests and data of any other sort, affecting or pertaining directly or indirectly to the business of the Company as now conducted, or to the patents, trade secrets, and other rights now owned by the Company.

         5.4. Consultant hereby irrevocably releases and forever discharges the Company, its successors, assigns, representatives, directors, officers, employees and agents from any and all causes of action, suits, claims, debts, accounts, reckonings, claims for attorneys fees, interests, contracts, promises, damages and demands of any nature arising out of any services performed by Consultant to the Company prior to the date hereof, including, without limitation, any fees for finding any person, firm or entity employed by the Company or which has invested in or provided financing for the Company.

6. Entire Agreement. This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

7. Notices. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by telephone facsimile or sent by certified mail, return receipt requested, or sent by responsible overnight delivery service, postage and fees prepaid, to the parties hereto at their respective addresses set forth in the preamble to this Agreement. Either


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of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Section 7. The date of the giving of any notice sent by mail shall be three business days following the date of the posting of the mail, the date delivered in person, the next business day following delivery to an overnight delivery service or the date sent by telephone facsimile, as applicable. All notices to the Company, to be valid, shall simultaneously be delivered to Robert E. Fischer, Wolf, Block, Schorr and Solis-Cohen, LLP, 250 Park Avenue, New York, New York 10177.

8. No Assignment. This Agreement may not be assigned by Consultant. This Agreement shall be binding upon Consultant and the Company and their respective successors and assigns.

9. No Waiver. No course of dealing nor any delay on the part of the Company in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

10. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the substantive laws of the State of New York applicable to Agreements entered into and to be performed entirely therein. Any suit, action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York, County of New York or in the United States District Court for the Southern District of New York.

11. Severability. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement. The parties intend that all clauses, paragraphs, sections or parts of this Agreement shall be enforceable to the fullest extent permitted by law.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which counterparts, when taken together, shall constitute but one and the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                                  ADVANCED VIRAL RESEARCH CORP.


                                                  By: /s/ Shalom Z. Hirschman, M
                                                      --------------------------
                                                  Name:  Shalom Hirschman, M.D.
                                                  Title: President

                                                  HARBOR VIEW GROUP, INC.

                                                  By: /s/ Lawrence J. Pomeranz
                                                      --------------------------
                                                  Name:  Lawrence J. Pomeranz
                                                  Title: Chairman


Agreed to as to Paragraph 5

/s/ Lawrence J. Pomeranz
-------------------------
    Lawrence J. Pomerantz